Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Registration Statements (No. 333-71145, 333-47841, 333-26383, 333-53934, 333-81572, 333-103448, 333-123168, and 333-156664) on Form S–8 and Form S–3 of Fidelity Bancorp, Inc. of our report dated December 21, 2009, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Fidelity Bancorp, Inc. for the year ended September 30, 2009.

/s/ S. R. Snodgrass

Wexford, PA

January 5, 2010